Exhibit 99.1

Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Reports Strong First Quarter Earnings
Year-over-year revenues increase 11.8%
Year-over-year adjusted EPS increases 25.0%
     JACKSONVILLE, Fla. – April 22, 2010 – Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today reported consolidated revenues of $592.4 million for the first quarter of 2010, an increase of 11.8% compared to the first quarter of 2009. Net earnings of $72.5 million or 75 cents per diluted share in the first quarter of 2010 increased from $50.0 million or 53 cents per diluted share in the first quarter of 2009.
     Adjusted net earnings for the first quarter of 2010 were $76.7 million, or 80 cents per diluted share, compared to $60.6 million, or 64 cents per diluted share in the first quarter of 2009. Adjusted net earnings in the current quarter include an adjustment for purchase price amortization of 5 cents per diluted share while the prior year quarter excluded an after-tax charge of 6 cents per diluted share primarily related to the retirement of three members of LPS’s Board of Directors and included an adjustment for purchase price amortization of 5 cents per diluted share.
     “LPS is off to a strong start in 2010 despite difficult market conditions and a challenging broader macro-economic environment. LPS, with its strong market presence and its unique portfolio of services, remains well positioned to achieve its growth objectives in 2010 and beyond,” said Lee A. Kennedy, Executive Chairman of LPS. “Our Loan Facilitation business posted record growth in a sluggish year-over-year origination market as we continued to gain market share. Our Default Services business grew year-over-year as well, despite being impacted by broader industry slowdowns. Also, our Mortgage Processing and other Technology businesses delivered another strong quarter,” added Jeff Carbiener, President and CEO of LPS.
     Operating income of $135.7 million in the quarter increased from $103.9 million in the first quarter of 2009.
     Adjusted free cash flow (net cash provided by operating activities minus certain non-recurring expenses and additions to property, equipment and computer software) for the quarter of $81.0 million improved compared to $57.1 million for the first quarter of 2009 primarily due to strong operating results.
Technology, Data and Analytics (TD&A)
     Revenues for the segment were $179.5 million compared to $159.9 million in the first quarter of 2009 while operating income of $53.9 million compared to $53.4 million in the prior year period. Mortgage Processing revenues of $97.6 million were 7.1% above the first quarter of 2009 while Other TD&A revenues increased by 19.1% to $81.8 million compared to the same period last year, primarily due to strong growth in Data and Analytics services and in our Desktop application. Overall operating income for TD&A grew nominally due to higher contributions from Mortgage Processing largely offset by lower contributions from Other TD&A as a result of investments in key client projects, specifically, a number of Desktop implementations with top-tier financial institutions.
Loan Transaction Services (LTS)
     Revenues for the segment increased by 10.9% to $415.3 million compared to the first quarter of 2009 while operating income of $98.8 million compared to $78.2 million in the prior year quarter. Loan Facilitation Services revenues of $146.6 million were up 23.0% compared to the prior year quarter, and in contrast to the Mortgage Bankers Association’s (MBA) estimate of overall originations being lower by 4% year-over-year. This growth was primarily due to market share gains driven by higher settlement services and increased appraisal volumes. Default Services revenues of $268.7 million increased 5.2% over the first quarter of 2009, despite a decline in industry foreclosure starts of 6.0% for the same period per LPS’s Mortgage Monitor report driven by a broader industry slowdown. Overall operating income for LTS was higher mainly due to higher income in loan origination related offerings.
Corporate and Other
     Net corporate expenses in the first quarter of 2010 were $17.0 million compared to $18.7 million (excluding the impact of certain non-recurring charges) in the prior year quarter.
     The company noted that it had repurchased 1.141 million shares for $44.9 million since year-end. Following these purchases, $121.6 million remains available under the current authorization for future share repurchases.
Outlook
     “We are off to a strong start in 2010 and while the broader economy and some of our markets remain challenging, LPS has a market-leading presence in each of its businesses and remains in a good position to grow revenue and earnings in 2010,” said Jeff Carbiener. “Building on the first quarter results, we expect second quarter 2010 adjusted earnings to be in the range of 88-90 cents per diluted share. For full year 2010, we continue to expect revenues to grow 8%-10% compared to 2009, driven by the strong momentum in Loan Facilitation Services, key customer wins in our Desktop business, a solid run rate in March in Default Services combined with continued growth in foreclosure activity through the remainder of the year. Also, we continue to expect adjusted earnings to be in the $3.49-$3.56 per diluted share range.”

Use of Non-GAAP Financial Information
     Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions), “adjusted net earnings per diluted share” (adjusted net earnings divided by diluted weighted average shares), and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     LPS will host a conference call to discuss these results on Friday, April 23, 2010, at 8:00 a.m. EDT. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through April 30, 2010 by dialing 888-203-1112 (access code: 4653925).

     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology and services to the mortgage and real estate industries. LPS offers solutions that span the mortgage continuum, including lead generation, origination, workflow automation (Desktop), servicing, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 50 percent of all U.S. mortgages by dollar volume are serviced using LPS’s Mortgage Servicing Package (MSP). In fact, many of the nation’s top servicers rely on MSP, including eight of the top 10 and 14 of the top 20. LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries. For more information about LPS, visit www.lpsvcs.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; risks associated with our spin-off from Fidelity National Information Services, Inc., including limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K, the Company’s subsequent reports on Form 10-Q and other filings with the Securities and Exchange Commission.
###

Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(In thousands, except per share data)

	Three months ended March 31,
	2010	2009
	(Unaudited)
Processing and services revenues	$592,394	$529,817

Cost of revenues	396,022	354,702

Gross profit	196,372	175,115

Selling, general and administrative expenses	60,720	71,178

Operating income	135,652	103,937

Other income (expense):
Interest income	623	524
Interest expense	(18,845)	(21,914)
Other expense, net	4	(1)

Total other income (expense)	(18,218)	(21,391)

Earnings from continuing operations before income taxes and equity in losses of unconsolidated entity	117,434	82,546

Provision for income taxes	44,918	31,575

Earnings from continuing operations before equity in losses of unconsolidated entity	72,516	50,971

Equity in losses of unconsolidated entity	—	(37)

Earnings from continuing operations	72,516	50,934

Discontinued operation, net of tax	—	(504)

Net earnings	72,516	50,430

Noncontrolling minority interest	—	(384)

Net earnings attributable to Lender Processing Services, Inc.	$72,516	$50,046

Net earnings per share — diluted from continuing operations	$0.75	$0.53
Net earnings per share — diluted from discontinued operation	—	—

Net earnings per share — diluted	$0.75	$0.53

Weighted average shares outstanding — diluted	96,416	95,284

Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	March 31, 2010	December 31, 2009
	(In thousands)
Assets
Current assets:

Cash and cash equivalents	$122,960	$70,528
Trade receivables, net of allowance for doubtful accounts	395,581	401,333
Other receivables	3,367	3,770
Prepaid expenses and other current assets	29,413	26,985
Deferred income taxes	46,123	47,528

Total current assets	597,444	550,144

Property and equipment, net of accumulated depreciation	118,310	113,108
Computer software, net of accumulated amortization	193,225	185,376
Other intangible assets, net of accumulated amortization	66,426	72,796
Goodwill	1,166,142	1,166,142
Other non-current assets	107,338	109,738

Total assets	$2,248,885	$2,197,304

Liabilities and Stockholders’ Equity
Current liabilities:

Current portion of long-term debt	$75,100	$40,100
Trade accounts payable	43,883	38,166
Accrued salaries and benefits	28,786	54,376
Recording and transfer tax liabilities	12,329	15,208
Due to affiliates	—	3,321
Other accrued liabilities	187,283	151,601
Deferred revenues	63,593	66,602

Total current liabilities	410,974	369,374

Deferred revenues	35,749	37,681
Deferred income taxes, net	70,887	65,215
Long-term debt, net of current portion	1,212,975	1,249,250
Other non-current liabilities	19,691	19,926

Total liabilities	1,750,276	1,741,446

Stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at March 31, 2010 or December 31, 2009, respectively	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million and 97.0 million shares issued at March 31, 2010 and December 31, 2009, respectively	10	10
Additional paid-in capital	191,993	173,424
Retained earnings	393,913	330,963
Accumulated other comprehensive loss	(5,751)	(7,630)
Treasury stock $0.0001 par value; 2.2 million and 1.2 million shares at March 31, 2010 and December 31, 2009, respectively	(81,556)	(40,909)

Total stockholders’ equity	498,609	455,858

Total liabilities and stockholders’ equity	$2,248,885	$2,197,304

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months ended March 31,
	2010	2009
	(In thousands)
Cash flows from operating activities:
Net earnings attributable to Lender Processing Services, Inc.	$72,516	$50,046

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	23,654	23,991
Amortization of debt issuance costs	1,148	1,282
Gain on sale of discontinued operation	—	(2,574)
Deferred income taxes, net	5,917	(651)
Stock-based compensation cost	6,557	6,843
Tax benefit associated with equity compensation	766	(1,222)
Equity in losses of unconsolidated entity	—	37
Noncontrolling minority interest	—	384

Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	5,752	(25,871)
Other receivables	403	4,622
Prepaid expenses and other assets	(4,109)	(6,347)
Deferred revenues	(4,941)	(479)
Accounts payable and other liabilities	1,377	25,312

Net cash provided by operating activities	109,040	75,373

Cash flows from investing activities:
Additions to property and equipment	(12,265)	(11,659)
Additions to capitalized software	(15,779)	(10,912)
Acquisition of title plants	—	(5,764)
Acquisitions, net of cash acquired	(2,978)	490
Proceeds from sale of discontinued operation, net of cash distributed	—	(32,638)

Net cash used in investing activities	(31,022)	(60,483)

Cash flows from financing activities:
Debt service payments	(1,275)	(76,276)
Stock options exercised	12,448	714
Tax benefit associated with equity compensation	(766)	1,222
Cash dividends paid	(9,566)	(9,481)
Treasury stock purchases	(26,427)	—

Net cash used in financing activities	(25,586)	(83,821)

Net increase (decrease) in cash and cash equivalents	52,432	(68,931)

Cash and cash equivalents, beginning of period	70,528	125,966

Cash and cash equivalents, end of period	$122,960	$57,035

Supplemental disclosures of cash flow information:
Cash paid for interest	$25,839	$28,763

Cash paid for taxes	$7,641	$7,746

Non-cash redistribution of assets to FIS	$—	$434

Non-cash consideration received from sale of discontinued operation	$—	$40,310

Non-cash consideration issued in acquisition of business	$—	$(5,162)

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands)

	Quarter ended March 31,
	2010	2009	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
1. Revenues — Continuing Operations

Technology, Data and Analytics (TD&A):
Mortgage Processing	$97,634	$91,150	$97,634	$104,184	$102,973	$89,567	$91,150
Other TD&A	81,828	68,729	81,828	85,247	83,313	82,322	68,729

Total	179,462	159,879	179,462	189,431	186,286	171,889	159,879

Loan Transaction Services:
Loan Facilitation Services	146,614	119,214	146,614	142,919	136,657	148,510	119,214
Default Services	268,671	255,309	268,671	278,647	303,823	299,534	255,309

Total	415,285	374,523	415,285	421,566	440,480	448,044	374,523

Corporate and Other	(2,353)	(4,585)	(2,353)	(2,864)	(7,339)	(6,762)	(4,585)

Total Revenue	$592,394	$529,817	$592,394	$608,133	$619,427	$613,171	$529,817

Revenue Growth from Prior Year Period

Technology, Data and Analytics:
Mortgage Processing	7.1%	13.7%	7.1%	17.9%	23.2%	9.1%	13.7%
Other TD&A	19.1%	23.5%	19.1%	40.3%	50.5%	37.9%	23.5%

Total	12.2%	17.7%	12.2%	27.0%	34.1%	21.3%	17.7%

Loan Transaction Services:
Loan Facilitation Services	23.0%	-16.1%	23.0%	70.3%	55.9%	25.8%	-16.1%
Default Services	5.2%	51.0%	5.2%	14.3%	25.6%	51.9%	51.0%

Total	10.9%	20.4%	10.9%	28.7%	33.7%	42.1%	20.4%

Corporate and Other	n/m	n/m	n/m	n/m	n/m	n/m	n/m

Total Revenue	11.8%	19.4%	11.8%	28.3%	32.7%	35.3%	19.4%

2. Depreciation and Amortization — Continuing Operations

Depreciation and Amortization	$14,993	$14,074	$14,993	$15,932	$15,894	$15,431	$14,074
Purchase Price Amortization	6,718	8,083	6,718	7,654	7,608	7,404	8,083
Other Amortization	1,943	1,829	1,943	1,713	1,542	753	1,829

Total Depreciation and Amortization	$23,654	$23,986	$23,654	$25,299	$25,044	$23,588	$23,986

3. Stock Compensation Expense

Stock Compensation Expense, Excluding Acceleration Charges	$6,557	$6,044	$6,557	$7,678	$7,062	$6,459	$6,044
Stock Acceleration Expense	—	799	—	—	—	—	799

Total Stock Compensation Expense	$6,557	$6,843	$6,557	$7,678	$7,062	$6,459	$6,843

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Quarter ended March 31,
	2010	2009	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
1. EBIT — Continuing Operations

Consolidated
Revenue	$592,394	$529,817	$592,394	$608,133	$619,427	$613,171	$529,817
Cost of Sales	396,022	354,702	396,022	403,174	409,113	404,014	354,702
Selling, General and Administrative Expenses	60,720	71,178	60,720	64,059	66,671	65,431	71,178

Operating Income	135,652	103,937	135,652	140,900	143,643	143,726	103,937

Less Non-recurring Charges:
Restructuring Costs	—	8,186	—	—	—	—	8,186
Acceleration of Performance-Based Shares	—	799	—	—	—	—	799

EBIT, as adjusted	$135,652	$112,922	$135,652	$140,900	$143,643	$143,726	$112,922

EBIT Margin, as adjusted	22.9%	21.3%	22.9%	23.2%	23.2%	23.4%	21.3%

Depreciation and Amortization	$23,654	$23,986	$23,654	$25,299	$25,044	$23,588	$23,986

Technology, Data and Analytics
Revenue	$179,462	$159,879	$179,462	$189,431	$186,286	$171,889	$159,879
Cost of Sales	105,795	90,463	105,795	107,368	105,651	98,929	90,463
Selling, General and Administrative Expenses	19,811	16,066	19,811	18,571	18,256	17,824	16,066

Operating Income	53,856	53,350	53,856	63,492	62,379	55,136	53,350

Less Non-recurring Charges:
Restructuring Costs	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—

EBIT, as adjusted	$53,856	$53,350	$53,856	$63,492	$62,379	$55,136	$53,350

EBIT Margin, as adjusted	30.0%	33.4%	30.0%	33.5%	33.5%	32.1%	33.4%

Depreciation and Amortization	$16,538	$17,375	$16,538	$18,066	$17,595	$16,441	$17,375

Loan Transaction Services
Revenue	$415,285	$374,523	$415,285	$421,566	$440,480	$448,044	$374,523
Cost of Sales	292,609	268,936	292,609	298,723	311,230	311,349	268,936
Selling, General and Administrative Expenses	23,857	27,359	23,857	25,681	27,665	27,064	27,359

Operating Income	98,819	78,228	98,819	97,162	101,585	109,631	78,228

Less Non-recurring Charges:
Restructuring Costs	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—

EBIT, as adjusted	$98,819	$78,228	$98,819	$97,162	$101,585	$109,631	$78,228

EBIT Margin, as adjusted	23.8%	20.9%	23.8%	23.0%	23.1%	24.5%	20.9%

Depreciation and Amortization	$5,186	$4,608	$5,186	$5,281	$5,295	$5,126	$4,608

Corporate and Other
Revenue	$(2,353)	$(4,585)	$(2,353)	$(2,864)	$(7,339)	$(6,762)	$(4,585)
Cost of Sales	(2,382)	(4,697)	(2,382)	(2,917)	(7,768)	(6,264)	(4,697)
Selling, General and Administrative Expenses	17,052	27,753	17,052	19,807	20,750	20,543	27,753

Operating Income	(17,023)	(27,641)	(17,023)	(19,754)	(20,321)	(21,041)	(27,641)

Less Non-recurring Charges:
Restructuring Costs	—	8,186	—	—	—	—	8,186
Acceleration of Performance-Based Shares	—	799	—	—	—	—	799

EBIT, as adjusted	$(17,023)	$(18,656)	$(17,023)	$(19,754)	$(20,321)	$(21,041)	$(18,656)

Depreciation and Amortization	$1,930	$2,003	$1,930	$1,952	$2,154	$2,021	$2,003

2. Net Earnings — Reconciliation
Net Earnings	$72,516	$50,046	$72,516	$74,901	$75,542	$75,240	$50,046
Less Non-recurring Charges:
Restructuring Costs, net of tax	—	5,055	—	—	—	—	5,055
Acceleration of Performance-Based Shares, net of tax	—	493	—	—	—	—	493

Net Earnings, as adjusted	72,516	55,594	72,516	74,901	75,542	75,240	55,594
Purchase Price Amortization, net of tax (1)	4,148	4,991	4,148	4,726	4,698	4,572	4,991

Adjusted Net Earnings	$76,664	$60,585	$76,664	$79,627	$80,240	$79,812	$60,585

Net Earnings Per Diluted Share	$0.75	$0.58	$0.75	$0.77	$0.78	$0.78	$0.58

Adjusted Net Earnings Per Diluted Share	$0.80	$0.64	$0.80	$0.82	$0.83	$0.83	$0.64

Diluted Weighted Average Shares	96,416	95,284	96,416	96,781	96,399	96,133	95,284

3. Cashflow — Reconciliation
Cash Flows from Operating Activities:
Net Earnings	$72,516	$50,046	$72,516	$74,901	$75,542	$75,240	$50,046
Less Non-recurring Charges:
Restructuring Costs, net of tax	—	4,304	—	—	—	—	4,304

Net Earnings, as adjusted	72,516	54,350	72,516	74,901	75,542	75,240	54,350

Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	38,042	28,090	38,042	60,281	32,279	31,700	28,090
Working capital adjustments	(1,518)	(2,763)	(1,518)	13,369	(16,954)	21,957	(2,763)

Net cash provided by operating activities	109,040	79,677	109,040	148,551	90,867	128,897	79,677

Capital expenditures included in investing activities	(28,044)	(22,571)	(28,044)	(30,913)	(19,455)	(25,836)	(22,571)

Adjusted Net Free Cash Flow	$80,996	$57,106	$80,996	$117,638	$71,412	$103,061	$57,106

Notes:

(1)	Purchase price amortization, net of tax represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.